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                                                                    EXHIBIT 10.3


                          TRADEMARK LICENSE AGREEMENT


                 This agreement ("Agreement") is made and entered into as of the ____ day of _____ 1998, by and between Pennzoil Products Company, a Delaware corporation ("Licensor"), and Pennzoil Company, a Delaware corporation ("Licensee").

                 WHEREAS, Licensor has rights in and to the mark PENNZOIL, and certain design variations thereof, the use of which it wishes to license to Licensee under the terms and conditions of this Agreement; and

                 WHEREAS, Licensee wishes to obtain such a license pursuant to such terms and conditions.

                                   ARTICLE I

                                  DEFINITIONS

                 Whenever used in this Agreement, the terms defined below shall have the indicated meanings:

                 1.1 "Affiliate" shall have the meaning set forth in the Distribution Agreement between Licensor and Licensee dated April 14, 1998 ("Distribution Agreement").

                 1.2 "Effective Date" of this Agreement shall mean the date first written above.

                 1.3 "Services" shall mean the activities related to oil and gas exploration, exploitation, development, production, and energy related transportation, it being understood that such activities shall not include the development, manufacture, production, exploitation, distribution, marketing or sale of automotive consumer products or any other activity included within the Downstream Business (as defined in the Distribution Agreement).

                 1.4      "Term" shall have the meaning set forth in Section
7.1 below.

                 1.5      "Territory" shall mean the world.

                 1.6      "Trademark" shall mean the trademarks PENNZOIL (words
only), PENNZOIL (bell design) as depicted in U.S. Serial No. 75/321,680 (without the oval), PENNZOIL (bell and oval design) as depicted in U.S. Serial No. 75/321,680, and PENNZENERGY (words only).
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                                   ARTICLE II

                                GRANT OF RIGHTS

                 2.1 For good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, as of the Effective Date, Licensor grants to Licensee and its Affiliates an exclusive, paid up, royalty free license to use the Trademark in connection with the Services in the Territory, with the right, subject to Licensor's consent which shall not be unreasonably withheld, to grant sublicenses. Licensor agrees that it will not use, and will not license any third party during the Term to use, the Trademark in connection with the Services. Except as provided in the preceding sentence, Licensor hereby retains the right to use and license third parties to use the Trademark in any manner anywhere in the Territory.

                                  ARTICLE III

                                QUALITY CONTROL

                 3.1 Licensee agrees to use the Trademark in the Territory only in accordance with such quality standards and specifications as may be established by Licensor and communicated to Licensee from time to time, it being understood that Licensor has evaluated Licensee's Services and determined that as of the date hereof they are of a quality that justifies this grant of a license. Licensee recognizes the substantial goodwill associated with the Trademark and will not permit the quality of the Services with which Licensee uses the Trademark to deteriorate so as to adversely affect the goodwill associated with the Trademark.

                 3.2 Licensor may inspect Licensee's premises upon reasonable notice to ensure compliance with the foregoing requirement.

                                   ARTICLE IV

                                USE OF TRADEMARK

                 4.1 All ownership of the Trademark, including without limitation any and all registrations thereof in any and every country or jurisdiction, shall at all times belong to Licensor and all use of the Trademark by Licensee will inure to the benefit of Licensor.

                 4.2 Licensee shall use the Trademark only in connection with the Services, in the manner and style which shall have the prior approval of Licensor in writing, such approval not to be unreasonably withheld, and in connection with such legends, markings and notices as Licensor may require; provided, however, that the manner and style in which the Trademark is used on the Effective Date shall be deemed to have Licensor's approval. With respect to any written approval





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requested of Licensor under this paragraph, failure of Licensor to respond to a written request for approval within 45 business days of the request shall be deemed to constitute approval.

                 4.3 Licensee shall cooperate in the execution of any documents, and the taking of other actions that Licensor reasonably requests to create, record or perfect Licensor's sole and exclusive ownership of the Trademark, including without limitation execution and filing of appropriate documents to qualify Licensee as a Registered User in any jurisdictions in which such qualification is necessary or desirable and taking actions necessary to apply for or obtain, defend, or protect trademark rights and registrations. Licensor shall reimburse Licensee's reasonable out-of- pocket expenses in taking actions requested by Licensor under this section.

                 4.4 Licensee agrees not to claim or to assert any right of ownership in or to the Trademark and shall not initiate any regulatory or other action that could destroy, damage, or impair in any way the ownership or rights of Licensor in and to the Trademark. Licensee shall not register the Trademark anywhere in the Territory in its own name, or on behalf of any other person or entity, and shall not associate the Trademark with any article or service other than the Services and shall, at the request and expense of Licensor (with respect to reasonable out-of-pocket costs of Licensee), do all such lawful acts and things and execute all such documents as Licensor shall, in its reasonable discretion, consider necessary or proper to register the Trademark in any country. Should usage of the Trademark in any country vest title thereto in Licensee, then Licensee shall at Licensor's expense (with respect to reasonable out-of-pocket costs of Licensee) immediately assign and transfer such title to Licensor for no additional consideration.

                                   ARTICLE V

                           INFRINGEMENT OF TRADEMARK

                 5.1 In the event that Licensee learns that the Trademark is being misused or infringed or possibly infringed in the Territory by any third party, it shall promptly notify Licensor of such infringement. Licensor shall decide in its sole and exclusive discretion what action to take or not to take in response, and Licensee shall take no action in response to any such misuse or infringement unless instructed in writing to do so by Licensor. Licensor shall have the right to act to terminate any such third-party infringement, including, without limitation, prosecuting a lawsuit or other legal proceeding at its own expense and Licensor may retain any recovery it may receive as a result of its actions to terminate such infringement. Licensee shall fully cooperate with Licensor in any such action taken by Licensor including without limitation agreeing to be joined as party plaintiff and approving any reasonable settlement agreement achieved by Licensor and shall be reimbursed by Licensor for all reasonable out-of-pocket expenses incurred in connection therewith.





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                                   ARTICLE VI

                           WARRANTIES AND INDEMNITIES

                 6.1 Nothing contained in this Agreement shall be construed as (a) a warranty or representation by Licensor as to the validity or scope of the Trademark; (b) a warranty or representation that any good or service using the Trademark will not infringe any trademark of any third party; or (c) an agreement to defend the Licensee against actions or suits of any nature brought by any third parties regarding the Trademark. Licensee acknowledges that, based upon its information and belief, it is familiar with the Trademark and the history and background thereof.

                 6.2 Licensee agrees that during the term of this Agreement, Licensee shall be responsible for complying with and assuring compliance with all laws and regulations applicable to its or its Licensees' or designees' performance of the Services.

                 6.3 Licensee agrees to indemnify and hold Licensor and its Affiliates harmless against any action, claims, damages, injuries, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or claimed to arise from (i) the Services and (ii) any material breach by Licensee of its obligations or warranties under this Agreement.

                 6.4 The provisions and obligations of this Article VI shall survive expiration or any termination of this Agreement.

                                  ARTICLE VII

                              TERM AND TERMINATION

                 7.1 This Agreement shall become effective upon the Effective Date and shall remain in full force and effect for a term of three
(3) years,  unless earlier terminated in accordance with provision 7.2, 7.3, or
7.4 of this Article VII (the period from the Effective Date until termination, the "Term").

                 7.2 This Agreement may be sooner terminated by Licensor if Licensee materially breaches provisions 3.1 or 3.2 of Article III, or
Section 4.2 of Article IV, and such breach is not cured within 60 days after delivery of a written notice thereof by Licensor to Licensee.

                 7.3 This Agreement may be sooner terminated by Licensor if there has been a "Change of Control" of Licensee. For purposes of this Agreement, "Change of Control" shall mean a change in control of the Licensee after the date hereof in any one of the following circumstances (1) there shall have occurred an event required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Licensee is then subject to such reporting requirement; (2) any "person" (as such term is used in Section 13(d)





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and 14(d) of the Act) shall have become the "beneficial owner" (as defined in
Rule 13d-3 under the Act), directly or indirectly, of securities of the Licensee representing 30% or more of the combined voting power of the Licensee's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (3) the Licensee is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Licensee's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                 7.4 If either party shall (i) become insolvent, (ii) make an assignment for the benefit of creditors, (iii) file or become subject to a filing for reorganization, receivership or bankruptcy under the insolvency or bankruptcy laws of the U.S., provided that such filing is made without the acquiescence of the party subject to such filing, and such filing remains undismissed for 60 days, or (iv) be dissolved, liquidated, wound up or otherwise cease or be compelled to cease business, then in any such event, this Agreement shall automatically terminate.

                 7.5 Immediately upon the end of the Term, Licensee shall cease and discontinue, effective upon the date of such termination, all use of the Trademark in the Territory (including, without limitation, any use of the Trademark as a company name) and Licensor may take (or require Licensee to take) all commercially reasonable actions needed to evidence such discontinuance of use, including without limitation filing any termination statement with respect to d.b.a. elections filed by Licensee or its Affiliates. Within 90 days of the end of the Term, Licensor shall receive a letter from Licensee certifying that all materials of Licensee (or its Affiliates) bearing the Trademark have been destroyed. All costs relating to the filing or recordation of documents evidencing the termination of Licensee's permitted use will be borne by Licensee. Licensee will take all action necessary (at Licensee's expense) to authorize, no later than the shareholders' meeting immediately preceding the anticipated end of the Term, an amendment to the Certificate of Incorporation of Licensee to remove the Trademark.

                                  ARTICLE VIII

                                 MISCELLANEOUS

                 8.1 Licensee agrees to carry out this Agreement as an independent contractor and not as an employee, servant, or agent of or joint venturer with Licensor. Except as specifically provided herein, neither party shall have authority to bind or otherwise render the other party liable in any way, whether by agreement, contract, or representation, written or oral, or by instrument or action of any kind. Unless otherwise specifically provided for herein, the obligations undertaken by each party hereto and set forth in this Agreement shall be at the expense of the party which incurred





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the expense.  All relationships entered into by Licensee shall be for its exclusive account and risk and Licensee shall have no power to bind Licensor in any way with respect to third parties unless previously authorized in writing.

                 8.2 This Agreement shall not be assignable by Licensee without the prior written consent of Licensor, such consent not to be unreasonably withheld. This Agreement shall be assignable by Licensor. In connection with any such assignments, prior written notice shall be given by the assigning party to the other party and shall not affect either party's obligations under this Agreement.

                 8.3 All communications required or permitted to be given by one party to the other hereunder (collectively, "notice") shall be given in the manner and subject to the provisions of Section 8.05 of the Distribution Agreement, which is incorporated herein by this reference.

                 8.4 Any part or provision of this Agreement which may be held for any reason to be illegal, invalid, unenforceable, or in conflict with the applicable laws or regulations of any jurisdiction shall be ineffective to the extent of such illegality and validity and enforceability or conflict, and shall be replaced with a part or provision that accomplishes, to the extent possible, the original purpose of such part or provision in a valid and enforceable manner without affecting, impairing, or invalidating the remaining provisions in any other jurisdiction, which provisions shall remain binding upon the parties hereto and in full force and effect.

                 8.5 Each party acknowledges that a breach of its obligations under this Agreement would cause the other party irreparable and significant harm and that, in addition to any other remedies available to it, such party may obtain immediate injunctive relief.

                 8.6 No right or remedy given to a party under this Agreement or by applicable law is intended to be exclusive of or constitute a waiver of any other right or remedy. Each right or remedy may be pursued singly, concurrently, successively or otherwise at the sole discretion of either party.

                 8.7 This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to the choice of law principles thereof.

                 8.8 The provisions of this Agreement, together with the provisions of the Transaction Agreements (as defined in the Distribution Agreement) to the extent relevant to the Trademark, and in addition to the extent incorporated herein by reference, represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all previous agreements, statements, representations, promises, warranties, covenants, undertakings, or writing related thereto, other than those contained herein. Any changes in or amendments to this Agreement shall be in writing and signed by duly authorized representatives of each of the parties hereto.





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                 IN WITNESS WHEREOF, the parties have through their duly
authorized representatives placed their respective names as of the date first written above.



PENNZOIL COMPANY                           PENNZOIL PRODUCTS COMPANY


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By:                                        By:
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Title:                                     Title:
      -------------------------                  ----------------------------
Date:                                      Date:
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